UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2018

LEVEL BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Sharon Road, Suite 450, Charlotte, NC 28211
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-5800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2018 the base compensation of Mr. Martin A. Sumichrast and Mr. Mark S. Elliott, two of the executive officers of Level Brands, Inc., was increased. Mr. Sumichrast serves as Chief Executive Officer and President of our company and Mr. Elliott serves as our Chief Financial Officer and Chief Operating Officer. The Compensation Committee of the Board of Directors approved the increases in each of their base compensation to $270,000 annually for Mr. Sumichrast and $180,000 annually for Mr. Elliott, retroactively effective for the pay period beginning January 1, 2018. In addition, the Compensation Committee awarded Mr. Sumichrast and Mr. Elliott cash bonuses of $240,000 and $100,000, respectively, for prior year accomplishments. The Compensation Committee of the Board of Directors is presently negotiating the terms of new employment agreements with each of Messrs. Sumichrast and Elliott who continue to provide services to us under their respective employment agreements which expired in January 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL BRANDS, INC.

Date: January 25, 2018	By:	/s/ Mark Elliott
Chief Financial Officer and Chief Operating Officer